UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Javelin Exchange-Traded Trust

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

33 Witherspoon Street, Princeton, New Jersey (Address of principal executive offices)	08542 (Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)
JETS™ Dow Jones Islamic Market International Index Fund	NYSE Arca, Inc.	27-0254281

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-156024.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of Javelin Exchange-Traded Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-156024; 811-22125), as filed on May 13, 2009 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.

Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-156024; 811-22125), as filed on December 9, 2008, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-156024; 811-22125), as filed on May 13, 2009, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Javelin Exchange-Traded Trust

Date: June 11, 2009	By:	/s/ Brinton W. Frith
	Name: Title:	Brinton W. Frith Chairman/President